Exhibit 10.12

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment and Assumption”) is effective as of this 31st day of December, 2006, by and between NEWKIRK REALTY TRUST, INC., a Maryland corporation (“Assignor”), and LEXINGTON CORPORATE PROPERTIES TRUST, a Maryland real estate investment trust (“Assignee”). This Assignment and Assumption effects the assignment to and assumption by Assignee of Assignor’s rights and obligations under the Registration Rights Agreement entered into as of November 7, 2005 (the “Agreement”) between Assignor and VORNADO REALTY L.P., a Delaware limited partnership (“Vornado”).

NOW, THEREFORE, in consideration of Section 7.18 of the Agreement and Plan of Merger, dated as of July 23, 2006 (the “Merger Agreement”), between Assignee and Assignor, the parties hereto agree as follows:

1.     All capitalized terms used and not otherwise defined herein shall have such meanings ascribed to such terms in the Agreement.

2.     From and after the Effective Time, (i) the Assignor hereby sells, transfers, assigns, conveys, sets over and confirms all of its right, title and interest under the Agreement to Assignee and (ii) Assignee hereby assumes all obligations and liabilities of the Assignor thereunder. Without limiting the foregoing, by executing this Assignment and Assumption, Assignee shall become a counterparty to the Agreement in the place of the Assignor.

3.     Vornado hereby confirms and consents to the assignment of all of the Assignor’s obligations under the Agreement to Assignee and the assumption by Assignee of all of the Assignor’s duties, obligations and liabilities thereunder.

4.     Assignor and Vornado hereby represent to Assignee that as of the date hereof (i) all obligations of each of Assignor and Vornado under the Agreement have been satisfied and (ii) neither of such parties is in default under the Agreement.

5.     This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York.

6.     This Assignment and Assumption may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

                IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed as of the date first written above.

NEWKIRK REALTY TRUST, INC.

By: /s/ Peter Braverman
Name: Peter Braverman
Title: President

VORNADO REALTY L.P.
By: Vornado Realty Trust, its General Partner

By: /s/ Alan J. Rice

Name: Alan J. Rice
Title: SVP

LEXINGTON CORPORATE PROPERTIES TRUST

By:   /s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer

Assignment and Assumption (Vornado)